UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2022

BURGERFI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38417	82-2418815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL		33309
(Address of Principal Executive Offices)		(Zip Code)

(954) 618-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2022, BurgerFi International, Inc., a Delaware corporation (the “Company”), and Plastic Tripod, Inc., a Delaware corporation (“Plastic Tripod”, and together with the Company, the “Borrowers”), amended their credit facilities under their existing Credit Agreement, dated as of December 15, 2015, by and among the Borrowers, the subsidiary guarantors party thereto (collectively, the “Guarantors”), Regions Bank, as administrative agent for the lenders, collateral agent for the lenders, a lender, swingline lender and issuing bank (in such capacity, the “Administrative Agent”), Cadence Bank, as a lender, Webster Bank, National Association, as a lender, Synovus Bank, as a lender, CP7 Warming Bag, LP, as a lender and the other lenders party thereto (collectively, the “Lenders”), as amended from time to time and further amended by that certain Thirteenth Amendment to Credit Agreement, dated as of December 7, 2022 (the “Thirteenth Amendment”), by and among the Borrowers, the Guarantors, Administrative Agent and the other Lenders party thereto (as amended from time to time, the “Credit Agreement”).

Under the terms of the Thirteenth Amendment, the Lenders agreed to extend the maturity date of the Credit Agreement to September 30, 2025 and allow certain modifications to the accounting definitions in the Credit Agreement to bring such definitions in line with Company practices and needs.

In addition, under the terms of the Thirteenth Amendment, the Borrowers and Guarantors agreed to reset their consolidated senior lease-adjusted leverage ratio and fixed charge coverage ratio as follows:

(a) maintain a quarterly consolidated senior lease-adjusted leverage ratio greater than (i) 7.00 to 1.00 as of the end of the fiscal quarter ending on or about December 31, 2022, (ii) 7.00 to 1.00 as of the end of the fiscal quarter ending on or about March 31, 2023, and (iii) 6.50 to 1.00 as of the end of the fiscal quarter ending on or about June 30, 2023 and the end of each fiscal quarter thereafter;

(b) maintain a quarterly minimum fixed charge coverage ratio of 1.10 to 1.00 as of the end of the fiscal quarter ending on or about December 31, 2022 and the end of each fiscal quarter thereafter; and

(c) the liquidity requirement of the Credit Agreement remains unchanged; provided, that in the event the Company has not received by January 2, 2023 at least $5,000,000 in net cash proceeds as a result of shelf registration and equity issuance then the required liquidity amount as of January 2, 2023 is reduced to $9,500,000.

The consolidated senior lease-adjusted leverage ratio, fixed charge coverage ratio and liquidity are computed in accordance with the Credit Agreement.

The terms of the Thirteenth Amendment also effectively provide, as more fully described in the Thirteenth Amendment, filed as Exhibit 10.1 to this Form 8-K, for a change in the timing of paying a portion of deferred interest payments previously scheduled during 2023 to be paid on June 16, 2023, resulting in approximately $0.3 million of interest that would be otherwise due on June 16, 2023 to be paid monthly from January to June 2023, while deferring the balance of deferred interest amount of approximately $1.3 million from June 15, 2023 to December 31, 2023. In addition, the terms of the Thirteenth Amendment provide for additional increases to the interest rate by 0.5% commencing on January 1, 2024 through June 15, 2024 and by 0.5% on June 16, 2024 through maturity.

The Borrowers and Guarantors also agreed to obtain $5,000,000 in net cash proceeds from (x) a shelf registration and equity issuance by not later than January 2, 2023, or (y) issuance of unsecured subordinated debt by not later than January 30, 2023.

If upon delivery of the quarterly financial statements, the consolidated fixed charge coverage ratio as of the end of any fiscal quarter of the Company ending after January 2, 2023 was less than 1.15 to 1.00, then Borrowers and Guarantors agreed to engage a consulting firm to help with certain operational activites and other matters as reasonably determined by the Lenders; provided, that, if after delivery of the quarterly financial statements, (x) the consolidated fixed charge coverage ratio as of the end of each of the two prior consecutive fiscal quarters of Company was greater than 1.15 to 1.00, and (y) the consolidated senior lease-adjusted leverage ratio as of the end of each of the two prior consecutive fiscal quarters of Company was less than the correlative amount of the consolidated senior lease-adjusted leverage ratio required for the financial covenants for such fiscal quarters by 0.25 basis points or more, then retention of the consulting firm shall not be required during the following fiscal quarter.

The Borrowers and Guarantors agreed to pay each Lender a one-time fee in an amount equal to 1% of the sum of (a) the outstanding amount of the term loan as of the effective date of the Thirteenth Amendment plus (b) the amount of the aggregate revolving commitments as of the effective date of the Thirteenth Amendment which is payable 50% on the effective date of the Thirteenth Amendment and the remaining 50% payable on December 31, 2023; provided, that the latter portion is automatically deemed cancelled and waived upon repayment in full in cash of all of the obligations prior to December 31, 2023.

The Borrowers and Guarantors agreed to pay each Lender a one-time fee in an amount equal to 1% of the sum of (a) the outstanding amount of the term loan as of the effective date of the Thirteenth Amendment plus (b) the amount of the aggregate revolving commitments as of the effective date of the Thirteenth Amendment which is payable 50% on the effective date of the Thirteenth Amendment and the remaining 50% payable on December 31, 2023; provided, that the latter portion is automatically deemed cancelled and waived upon repayment in full in cash of all of the obligations prior to December 31, 2023.

The foregoing description of the Thirteenth Amendment is intended only as a summary and is qualified in its entirety by reference to the actual terms of the Thirteenth Amendment attached to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Thirteenth Amendment to Credit Agreement, dated December 7, 2022, by and among BurgerFi International, Inc., BurgerFi International, Inc.’s subsidiaries, Plastic Tripod, Inc., the subsidiary guarantors party thereto, Regions Bank, as administrative agent for the lenders, collateral agent for the lenders, a lender, swingline lender and issuance bank, Cadence Bank, as a lender, Webster Bank, National Association, as a lender, Synovus Bank, as a lender, CP7 Warming Back, LP as a lender and the other lenders party from time to time thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2022

BURGERFI INTERNATIONAL, INC.

By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp Chief Legal Officer and Corporate Secretary

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